                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAM RESEARCH CORPORATION CONTACT:

Kathleen Bela, Investor Relations, phone: 510/572-4566, e-mail:
kathleen.bela@lamrc.com

LAM RESEARCH CORPORATION ANNOUNCES EARNINGS FOR THE QUARTER ENDED
MARCH 28, 2004

FREMONT, Calif., April 14, 2004 -- Lam Research Corporation (Nasdaq: LRCX) today announced earnings for the quarter ended March 28, 2004. Revenue for the period was $231.1 million, and net income was $19.2 million, or $0.13 per diluted share, compared to revenue of $191.5 million and net income of $6.4 million, or $0.05 per diluted share, for the December 2003 quarter. Gross margin and operating expenses for the March 2004 quarter were $106.1 million and $81.4 million, respectively.

The Company believes the presentation of ongoing results, which excludes certain special items, is useful for analyzing the ongoing business trends by removing the effects of expense recognition connected with its outsourcing strategy and consolidation. Tables that provide reconciliations of ongoing performance to results under U.S. Generally Accepted Accounting Principles (GAAP) are included at the end of this press release.

Sequentially, revenue growth in excess of 20 percent combined with the leverage from the Company's business model almost doubled ongoing net income. Ongoing gross margin for the March 2004 quarter was 45.8 percent of revenue as expense control and improved utilization of factory and field resources more than offset the impact of planned compensation increases. Ongoing operating expenses increased in line with expectations to approximately $80 million for the period. Ongoing net income of $19.9 million, or $0.14 per diluted share, in the March 2004 quarter compares with ongoing net income of $10.0 million, or $0.07 per diluted share, for the previous quarter.

                                     ~MORE~

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LAM ANNOUNCES EARNINGS FOR THE MARCH 2004 QUARTER...................PAGE 2 OF 6

Consistent with the recent acceleration in capital investment by semiconductor manufacturers, new orders of $350 million represent 29 percent growth over the prior period. The geographic distribution of new orders as well as revenue is shown in the following table:

    REGION                 NEW ORDERS          REVENUE
North America                  17%               15%
Europe                         11%               19%
Japan                          12%               13%
Asia Pacific                   60%               53%

Total cash (cash equivalents, short-term investments, and restricted cash) rose by $47.1 million to $751.5 million at the end of March. Continued emphasis on working capital management and increased profits were the primary sources of cash generation. Deferred revenue and profit balances were $101.4 million and $56.6 million, respectively, and backlog reached $423 million at the end of the quarter.

"We are pleased with the results for the March quarter. Our continuing focus on cost management, coupled with our revenue growth, resulted in improved profitability. Our operations excellence initiative, which includes management of receivables and inventory control, is enhancing our cash generation. As a result, we will retire our 4% convertible notes early by repaying them in full during the June 2004 quarter," stated James W. Bagley, Lam's chairman and chief executive officer.

"The wafer fabrication equipment industry is in the early stages of a cyclical recovery. We expect demand to be robust over the next several quarters as semiconductor customers purchase equipment to produce their newest, most complex devices. We are winning next-generation applications with our etch product portfolio and believe our market position will continue to strengthen," Bagley concluded.

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the benefits of the Company's business model, future market conditions (including the strength of the Company's market position, the business environment and industry fundamentals), revenue growth, cash generation, early retirement of the Company's 4% convertible notes, and the Company's demand expectations.

                                     ~MORE~

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LAM ANNOUNCES EARNINGS FOR THE MARCH 2004 QUARTER....................PAGE 3 OF 6

Such statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the reports on Form 10-K for the year ended June 29, 2003, and the Form 10-Q for the quarter ended December 28, 2003, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major supplier of wafer processing equipment and services to the worldwide semiconductor manufacturing industry. The Company's common stock trades on the Nasdaq National Market under the symbol "LRCX." Lam's World Wide Web address is http://www.lamrc.com.

                      Consolidated Financial Tables Follow

                                       ###

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LAM ANNOUNCES EARNINGS FOR THE MARCH 2004 QUARTER....................PAGE 4 OF 6

                            LAM RESEARCH CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                        -------------------------------------  ----------------------
                                                        MARCH 28,   DECEMBER 28,   MARCH 30,   MARCH 28,   MARCH 30,
                                                          2004          2003          2003        2004        2003
                                                        ---------   ------------   ---------   ---------   ---------
Total revenue                                           $ 231,128    $ 191,508     $ 187,059   $ 606,374   $ 569,148
   Cost of goods sold                                     125,337      105,372       111,838     336,179     342,744
   Cost of goods sold - restructuring recoveries             (322)      (1,079)            -      (1,651)       (301)
                                                        ---------   ----------     ---------   ---------   ---------
        Total cost of goods sold                          125,015      104,293       111,838     334,528     342,443
        Gross margin                                      106,113       87,215        75,221     271,846     226,705
        Gross margin as a percent of revenue                 45.9%        45.5%         40.2%       44.8%       39.8%
   Research and development                                42,914       39,078        38,981     120,518     120,102
   Selling, general and administrative                     37,218       34,141        33,245     105,352      98,319
   Restructuring charges, net                               1,317        5,948         4,043       8,327       6,096
                                                        ---------   ----------     ---------   ---------   ---------
        Total operating expenses                           81,449       79,167        76,269     234,197     224,517
        Operating income (loss)                            24,664        8,048        (1,048)     37,649       2,188
Other income (expense):
        Loss on equity derivative contracts in Company
          stock                                                 -            -             -           -     (16,407)
        Other income, net                                     877          473         2,110       2,794       4,437
                                                        ---------   ----------     ---------   ---------   ---------
Income (loss) before income taxes                          25,541        8,521         1,062      40,443      (9,782)
Income tax expense                                          6,385        2,130           265      10,110       1,656
                                                        ---------   ----------     ---------   ---------   ---------
Net income (loss)                                       $  19,156    $   6,391     $     797   $  30,333   $ (11,438)
                                                        =========    =========     =========   =========   =========
Net income (loss) per share:
        Basic                                           $    0.14    $    0.05     $    0.01   $    0.23   $   (0.09)
                                                        =========    =========     =========   =========   =========
        Diluted (1)                                     $    0.13    $    0.05     $    0.01   $    0.22   $   (0.09)
                                                        =========    =========     =========   =========   =========
Number of shares used in per share calculations:
        Basic                                             133,251      131,020       125,988     130,893     126,110
                                                        =========    =========     =========   =========   =========
        Diluted (1)                                       147,365      139,658       129,550     138,527     126,110
                                                        =========    =========     =========   =========   =========

(1) The following table provides a reconciliation of the denominator of the basic and diluted computations for net income (loss) per share:

                                                                                         (IN THOUSANDS)
Basic average shares outstanding                          133,251      131,020       125,988     130,893     126,110
   Employee stock plans                                     6,958        8,107         3,562       7,238           -
   Warrant                                                    479          531             -         396           -
   Assumed conversion of convertible
     subordinated 4% notes                                  6,677            -             -           -           -
                                                          -------      -------       -------     -------     -------
Diluted average shares outstanding                        147,365      139,658       129,550     138,527     126,110
                                                          =======      =======       =======     =======     =======

Employee stock options, warrant and assumed conversion of convertible 4% and 5% notes were excluded from diluted net income per share calculations for the nine months ended March 30, 2003, because the effect was antidilutive due to the net loss for the period. Employee stock options, warrant and assumed conversion of convertible 4% notes were excluded from diluted net income per share calculations in other periods because the effect would have been antidilutive. Diluted net income per share for the three months ended March 28, 2004, includes the assumed conversion of the convertible 4% notes. Accordingly, interest expense, net of taxes, of $0.4 million must be added back to net income for computing diluted earnings per share.
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LAM ANNOUNCES EARNINGS FOR THE MARCH 2004 QUARTER....................PAGE 5 OF 6

                            LAM RESEARCH CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         MARCH 28,        DECEMBER 28,        JUNE 29,
                                                            2004              2003              2003
                                                         (UNAUDITED)       (UNAUDITED)           (1)
                                                         ----------        ----------        ----------
Assets:
Cash, cash equivalents and short-term investments        $  633,070        $  586,009        $  507,413
Accounts receivable, net                                    179,606           114,811           107,602
Inventories                                                 110,746            98,836           112,016
Other current assets                                        147,440           142,817           145,745
                                                         ----------        ----------        ----------
   Total current assets                                   1,070,862           942,473           872,776
Property and equipment, net                                  37,477            40,067            48,771
Restricted cash                                             118,468           118,468           118,468
Other assets                                                143,887           146,896           158,260
                                                         ----------        ----------        ----------
   Total assets                                          $1,370,694        $1,247,904        $1,198,275
                                                         ==========        ==========        ==========

Liabilities and stockholders' equity:
Current liabilities                                      $  300,069        $  209,093        $  216,982
                                                         ----------        ----------        ----------

Long-term debt and other liabilities                     $  322,944        $  322,555        $  332,209
Stockholders' equity                                        747,681           716,256           649,084
                                                         ----------        ----------        ----------
   Total liabilities and stockholders' equity            $1,370,694        $1,247,904        $1,198,275
                                                         ==========        ==========        ==========

(1) Derived from audited financial statements
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LAM ANNOUNCES EARNINGS FOR THE MARCH 2004 QUARTER....................PAGE 6 OF 6

          RECONCILIATION OF U.S. GAAP NET INCOME TO ONGOING NET INCOME
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

                                                                     THREE MONTHS ENDED
                                                               ------------------------------
                                                               MARCH 28,         DECEMBER 28,
                                                                  2004               2003
                                                               ---------         ------------
U.S. GAAP net income                                           $  19,156          $   6,391
Pre-tax restructuring recoveries - cost of goods sold               (322)            (1,079)
Pre-tax net restructuring charges - operating expenses             1,317              5,948
Tax benefit on net restructuring charges                            (249)            (1,217)
                                                               ---------          ---------
Ongoing net income                                             $  19,902          $  10,043
                                                               =========          =========
Ongoing net income per diluted share                           $    0.14          $    0.07
                                                               =========          =========
Number of shares used for diluted per share calculation          147,365            139,658
Income tax rate                                                       25%                25%

   RECONCILIATION OF U.S. GAAP GROSS MARGIN, OPERATING EXPENSES AND OPERATING
     INCOME TO ONGOING GROSS MARGIN, OPERATING EXPENSES AND OPERATING INCOME
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                      -----------------------------
                                                      MARCH 28,        DECEMBER 28,
                                                         2004              2003
                                                      ---------        ------------
U.S. GAAP gross margin                                $ 106,113         $  87,215
Restructuring recoveries - cost of goods sold              (322)           (1,079)
                                                      ---------         ---------
Ongoing gross margin                                  $ 105,791         $  86,136
U.S. GAAP operating expenses                          $  81,449         $  79,167
Net restructuring charges - operating expenses           (1,317)           (5,948)
                                                      ---------         ---------
Ongoing operating expenses                            $  80,132         $  73,219
                                                      ---------         ---------
Ongoing operating income                              $  25,659         $  12,917
                                                      =========         =========